ABSC NC 2006-HE4
Asset Backed Securities Portfolio Analysis

1,896 records
Balance: 497,741,343
40 Yr Amort

Selection Criteria: 40 Yr Amort
Table of Contents
  Principal balance at Origination
  Remaining Principal Balance
  Fico Scores
  Original Term
  Remaining Term
  Property Type
  Occupancy Status
  Loan Purpose
  Original Loan to Value Ratio
  Combined Loan To Value
  Geographic Distribution By Balance
  Documentation
  Mortgage Rate
  Maximum Rate
  Gross Margin
  INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)
  PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)
  Next Rate Adjustment Date
  Original Number of Months to Expiration Of Prepayment Penalty Term
  Loan Type
  Credit Grade
  Lien Position
  DTI

1. Principal balance at Origination

Principal balance at Origination	Number Of Loans	Aggregate Original Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
25,001 - 50,000	2	$96,500.00	0.02%	567	45.92%	9.967%	51.81%
50,001 - 75,000	66	4,319,705.00	0.87	579	77.78	9.108	90.25
75,001 - 100,000	122	10,761,679.00	2.16	596	77.70	8.749	88.08
100,001 - 125,000	135	15,317,438.00	3.08	589	78.03	8.676	93.87
125,001 - 150,000	152	20,982,552.00	4.21	596	78.46	8.322	93.49
150,001 - 175,000	138	22,491,334.20	4.52	603	79.80	8.427	89.16
175,001 - 200,000	141	26,468,967.00	5.31	594	78.82	8.374	92.30
200,001 - 250,000	237	53,675,301.39	10.78	608	81.67	8.287	93.43
250,001 - 300,000	244	67,016,355.00	13.46	603	80.32	8.143	90.73
300,001 - 400,000	355	123,660,344.20	24.83	611	81.57	8.085	95.44
400,001 - 500,000	191	85,712,205.00	17.21	618	81.30	8.041	98.45
500,001 - 600,000	73	39,710,360.00	7.97	627	83.74	7.935	93.05
600,001 - 700,000	25	15,972,593.00	3.21	640	84.17	7.909	96.01
700,001 >=	15	11,827,806.00	2.37	634	83.06	7.545	100.00
Total:	1,896	$498,013,139.79	100.00%	611	81.07%	8.159%	94.25%

Mimimum Original Balance: 46,500.00
Maximum Original Balance: 1,030,000.00
Average Original Balance: 262,665.16

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2. Remaining Principal Balance

Remaining Principal Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
25,001 - 50,000	2	$96,482.02	0.02%	567	45.92%	9.967%	51.81%
50,001 - 75,000	66	4,318,150.90	0.87	579	77.78	9.108	90.25
75,001 - 100,000	122	10,757,668.86	2.16	596	77.70	8.749	88.08
100,001 - 125,000	135	15,311,433.91	3.08	589	78.03	8.676	93.87
125,001 - 150,000	152	20,972,365.60	4.21	596	78.46	8.322	93.49
150,001 - 175,000	138	22,481,635.12	4.52	603	79.80	8.427	89.16
175,001 - 200,000	141	26,457,735.28	5.32	594	78.82	8.374	92.30
200,001 - 250,000	237	53,647,591.26	10.78	608	81.67	8.287	93.43
250,001 - 300,000	244	66,961,657.49	13.45	603	80.32	8.143	90.73
300,001 - 400,000	355	123,598,283.15	24.83	611	81.57	8.085	95.44
400,001 - 500,000	191	85,667,666.74	17.21	618	81.30	8.041	98.45
500,001 - 600,000	73	39,686,774.18	7.97	627	83.74	7.935	93.05
600,001 - 700,000	25	15,963,576.95	3.21	640	84.17	7.909	96.01
700,001 >=	15	11,820,321.10	2.37	634	83.06	7.545	100.00
Total:	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%

Mimimum Remaining Balance: 46,496.04
Maximum Remaining Balance: 1,029,720.78
Average Remaining Balance: 262,521.81

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3. Fico Scores

Fico Scores	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 500	6	$1,411,797.14	0.28%	500	77.79%	9.124%	100.00%
501 - 525	146	31,682,694.18	6.37	514	75.08	8.899	97.24
526 - 550	186	42,930,246.54	8.63	537	77.41	8.696	98.28
551 - 575	263	63,643,821.97	12.79	562	78.63	8.530	97.38
576 - 600	300	74,634,962.99	14.99	588	81.60	8.123	97.61
601 - 625	334	87,880,008.92	17.66	613	83.03	7.928	97.64
626 - 650	291	84,954,814.56	17.07	637	82.25	7.992	92.62
651 - 675	169	47,815,254.59	9.61	662	82.70	7.859	88.67
676 - 700	103	32,757,551.92	6.58	687	83.64	7.783	87.54
701 - 725	40	11,858,962.77	2.38	713	85.39	7.657	89.31
726 - 750	40	12,129,270.92	2.44	738	80.88	8.011	79.54
751 - 775	12	3,863,373.86	0.78	759	77.96	8.022	80.02
776 - 800	4	1,649,747.84	0.33	790	83.91	8.673	44.97
801 - 825	2	528,834.37	0.11	808	60.52	7.926	45.22
Total:	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%

Minimum FICO: 500
Maximum FICO: 813
WA FICO: 611

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4. Original Term

Original Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
301 - 360	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%
Total:	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%

Minimum Original Term: 360
Maximum Original Term: 360
WA Original Term: 360

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5. Remaining Term

Remaining Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
349 - 360	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%
Total:	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%

Minimum Remaining Term: 353
Maximum Remaining Term: 360
WA Remaining Term: 358

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6. Property Type

Property Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Single Family	1,391	$346,204,102.80	69.56%	608	80.80%	8.181%	95.17%
PUD - Detached	196	59,559,338.14	11.97	612	82.30	8.127	90.18
2-4 Unit	151	54,469,492.05	10.94	620	80.89	7.962	95.80
Condo	104	26,085,036.34	5.24	624	82.61	8.417	89.01
PUD - Attached	54	11,423,373.24	2.30	617	80.12	8.026	92.20
Total:	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%

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7. Occupancy Status

Occupancy Status	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Primary Residence	1,766	$469,121,059.02	94.25%	608	81.02%	8.109%	100.00%
Investment Property	83	18,281,440.38	3.67	644	81.76	9.224	0.00
Second Home	47	10,338,843.17	2.08	676	81.90	8.544	0.00
Total:	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%

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8. Loan Purpose

Loan Purpose	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Refinance - Cashout	987	$265,687,881.21	53.38%	590	79.85%	8.178%	95.28%
Purchase	720	189,787,859.81	38.13	640	82.29	8.165	91.84
Refinance - Rate/Term	189	42,265,601.55	8.49	609	83.27	8.012	98.60
Total:	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%

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9. Original Loan to Value Ratio

Original Loan to Value Ratio	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	44	$8,025,429.36	1.61%	593	40.74%	8.026%	94.48%
50.01 - 60.00	50	9,539,259.79	1.92	573	56.47	8.069	90.20
60.01 - 70.00	157	39,314,249.80	7.90	574	66.62	7.951	95.15
70.01 - 80.00	919	242,337,881.75	48.69	621	79.02	7.994	95.21
80.01 - 90.00	556	149,360,546.57	30.01	597	87.37	8.472	92.51
90.01 - 100.00	170	49,163,975.30	9.88	638	94.91	8.232	94.83
Total:	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%

Minimum Loan-to-Value Ratio: 14.29
Maximum Loan-to-Value Ratio: 100.00
WA Loan-to-Value Ratio By Original Balance: 81.07

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10. Combined Loan To Value

Combined Loan To Value	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	44	$8,025,429.36	1.61%	593	40.74%	8.026%	94.48%
50.01 - 60.00	50	9,539,259.79	1.92	573	56.47	8.069	90.20
60.01 - 70.00	157	39,314,249.80	7.90	574	66.62	7.951	95.15
70.01 - 75.00	130	32,922,144.63	6.61	571	74.01	8.221	97.25
75.01 - 80.00	193	51,747,255.71	10.40	583	79.37	8.260	93.97
80.01 - 85.00	239	63,458,073.25	12.75	575	84.57	8.519	92.66
85.01 - 90.00	279	79,816,383.94	16.04	615	89.48	8.396	92.06
90.01 - 95.00	201	55,385,723.23	11.13	631	92.84	8.214	95.12
95.01 - 100.00	603	157,532,822.87	31.65	645	80.43	7.894	95.17
Total:	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%

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11. Geographic Distribution By Balance

Geographic Distribution By Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
California	394	$138,937,645.56	27.91%	626	79.14%	8.063%	92.96%
New York	174	66,147,505.70	13.29	619	81.36	7.866	98.45
Florida	207	41,411,552.45	8.32	607	81.69	8.367	88.40
New Jersey	123	35,571,686.38	7.15	603	82.20	8.301	100.00
Maryland	103	29,513,471.55	5.93	592	80.20	8.080	100.00
Massachusetts	88	25,407,477.99	5.10	571	80.08	8.377	96.51
Arizona	86	18,758,167.53	3.77	614	81.84	8.650	81.45
Illinois	64	15,192,108.59	3.05	607	82.40	7.946	95.50
Nevada	49	14,146,491.32	2.84	634	82.78	7.813	88.08
Virginia	46	12,437,408.92	2.50	601	82.44	8.053	94.80
Other	562	100,217,826.59	20.13	601	82.63	8.320	94.37
Total:	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%

Total Number Of Stated Represented:: 45

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12. Documentation

Documentation	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Stated Doc	689	$206,630,402.25	41.51%	632	81.18%	8.610%	91.21%
Full Doc - 1yr W2	553	131,134,157.49	26.35	592	81.39	7.777	97.52
Full Doc - 2yr W2/Tax Returns	529	119,767,458.29	24.06	593	80.17	7.892	97.61
Full Doc - 12 M BK STMTS	89	30,232,447.75	6.07	612	81.93	7.871	88.83
Limited Doc - 6 M BK STMTS	32	9,341,752.28	1.88	618	82.53	7.926	92.67
Full Doc - 24 M BK STMTS	4	635,124.51	0.13	630	84.34	8.147	56.65
Total:	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%

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13. Mortgage Rate

Mortgage Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
5.001 - 5.500	3	$1,021,963.75	0.21%	648	71.17%	5.500%	100.00%
5.501 - 6.000	17	6,225,506.97	1.25	659	78.17	5.844	100.00
6.001 - 6.500	57	16,860,424.65	3.39	648	80.32	6.341	99.22
6.501 - 7.000	143	46,406,050.00	9.32	628	79.50	6.813	96.40
7.001 - 7.500	224	62,529,894.35	12.56	623	79.92	7.303	96.50
7.501 - 8.000	380	106,518,088.08	21.40	619	80.16	7.775	98.08
8.001 - 8.500	340	89,441,471.73	17.97	603	80.81	8.290	96.93
8.501 - 9.000	325	80,948,299.93	16.26	600	82.54	8.779	93.13
9.001 - 9.500	150	35,388,237.76	7.11	590	83.17	9.284	87.50
9.501 - 10.000	144	30,194,624.20	6.07	592	84.03	9.752	83.24
10.001 - 10.500	53	10,815,872.04	2.17	597	86.00	10.297	76.85
10.501 - 11.000	42	8,482,483.28	1.70	575	77.86	10.744	79.19
11.001 - 11.500	9	1,590,563.23	0.32	557	76.28	11.304	83.28
11.501 - 12.000	5	837,911.55	0.17	577	88.98	11.663	94.45
12.001 - 12.500	4	479,951.04	0.10	560	75.52	12.147	57.92
Total:	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%

Minimum Rate: 5.500
Maximum Rate: 12.250
WA Rate: 8.159

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14. Maximum Rate

Maximum Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
12.001 - 12.500	3	$1,021,963.75	0.22%	648	71.17%	5.500%	100.00%
12.501 - 13.000	11	4,658,464.90	0.98	636	80.26	5.794	100.00
13.001 - 13.500	46	14,091,757.98	2.97	644	79.91	6.354	99.06
13.501 - 14.000	139	45,726,107.08	9.64	628	79.60	6.814	96.55
14.001 - 14.500	216	61,154,384.20	12.90	623	80.00	7.304	96.68
14.501 - 15.000	363	102,822,648.18	21.69	619	80.31	7.775	98.01
15.001 - 15.500	319	85,877,957.31	18.11	603	81.03	8.291	96.80
15.501 - 16.000	300	76,529,282.65	16.14	598	82.48	8.780	93.20
16.001 - 16.500	140	33,239,410.07	7.01	589	83.22	9.283	86.99
16.501 - 17.000	128	27,972,507.87	5.90	594	84.01	9.754	82.34
17.001 - 17.500	47	10,097,798.71	2.13	599	85.92	10.297	76.42
17.501 - 18.000	41	8,340,002.33	1.76	575	77.57	10.748	78.84
18.001 - 18.500	7	1,361,687.83	0.29	561	75.97	11.312	80.47
18.501 - 19.000	5	837,911.55	0.18	577	88.98	11.663	94.45
19.001 - 19.500	3	427,955.39	0.09	558	74.97	12.159	64.95
Total:	1,768	$474,159,839.79	100.00%	610	81.14%	8.160%	94.18%

Minimum Maximum Rate: 12.500
Maximum Maximum Rate: 19.250
WA Maximum Rate: 15.160

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15. Gross Margin

Gross Margin	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
4.501 - 5.000	2	$562,392.42	0.12%	551	64.33%	6.845%	100.00%
5.501 - 6.000	479	132,607,775.08	27.97	608	81.80	7.856	96.86
6.001 - 6.500	1,088	290,219,200.81	61.21	618	81.86	8.181	93.06
6.501 - 7.000	133	36,059,429.85	7.60	575	77.74	8.725	93.37
7.001 - 7.500	65	14,271,150.57	3.01	563	69.71	9.172	93.49
7.501 - 8.000	1	439,891.06	0.09	559	80.00	8.500	100.00
Total:	1,768	$474,159,839.79	100.00%	610	81.14%	8.160%	94.18%

Minimum Gross Margin: 5.000
Maximum Gross Margin: 8.000
WA Gross Margin: 6.194

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16. INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)

INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.500	1,768	$474,159,839.79	100.00%	610	81.14%	8.160%	94.18%
Total:	1,768	$474,159,839.79	100.00%	610	81.14%	8.160%	94.18%

Min Initial Cap: 1.500%
Max Initial Cap: 1.500%
WA Initial Cap: 1.500%

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17. PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)

PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.500	1,768	$474,159,839.79	100.00%	610	81.14%	8.160%	94.18%
Total:	1,768	$474,159,839.79	100.00%	610	81.14%	8.160%	94.18%

Min PERCAP: 1.500%
Max PERCAP: 1.500%
WA PERCAP: 1.500%

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18. Next Rate Adjustment Date

Next Rate Adjustment Date	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2007-11	1	$224,522.10	0.05%	581	90.00%	6.650%	100.00%
2007-12	41	12,627,348.70	2.66	584	81.92	7.737	99.29
2008-01	295	82,914,278.56	17.49	594	81.84	7.873	98.31
2008-02	209	62,753,034.70	13.23	609	82.71	7.826	98.51
2008-03	1,194	307,794,229.64	64.91	615	80.61	8.329	92.08
2008-04	1	652,543.00	0.14	751	78.15	8.625	100.00
2008-11	3	780,945.57	0.16	589	87.75	7.712	100.00
2008-12	10	2,904,577.90	0.61	593	81.43	7.536	100.00
2009-01	14	3,508,359.63	0.74	632	78.98	8.243	76.52
Total:	1,768	$474,159,839.79	100.00%	610	81.14%	8.160%	94.18%

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19. Original Number of Months to Expiration Of Prepayment Penalty Term

Original Number of Months to Expiration Of Prepayment Penalty Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0	778	$221,884,796.96	44.58%	607	81.79%	8.336%	95.14%
12	52	16,014,243.62	3.22	617	81.86	8.498	94.80
24	966	241,605,378.42	48.54	612	80.45	7.996	93.61
36	100	18,236,923.57	3.66	626	79.74	7.873	91.31
Total:	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%

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20. Loan Type

Loan Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2/28 ARM- 40 Yr Amortization	1,741	$466,965,956.69	93.82%	610	81.15%	8.164%	94.26%
3/27 ARM- 40 Yr Amortization	27	7,193,883.10	1.45	612	80.92	7.900	88.55
BALLOON 40/30	128	23,581,502.78	4.74	623	79.56	8.141	95.74
Total:	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%

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21. Credit Grade

Credit Grade	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
AA	1,354	$363,421,568.55	73.01%	624	82.12%	8.009%	93.75%
A-	143	36,827,639.78	7.40	572	80.13	8.552	94.15
A+	211	55,437,878.71	11.14	587	81.47	8.303	95.91
B	115	26,529,263.55	5.33	561	75.19	8.752	95.78
C	66	13,778,994.38	2.77	560	68.86	9.062	97.44
C-	7	1,745,997.60	0.35	556	55.14	10.341	100.00
Total:	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%

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22. Lien Position

Lien Position	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
First Lien	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%
Total:	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%

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23. DTI

DTI	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0.01 - 5.00	1	$317,634.13	0.06%	508	90.00%	9.100%	100.00%
5.01 - 10.00	4	1,277,379.88	0.26	591	81.34	7.995	77.82
10.01 - 15.00	10	2,199,065.86	0.44	604	85.42	9.178	79.94
15.01 - 20.00	21	4,540,827.89	0.91	579	77.96	8.535	84.40
20.01 - 25.00	43	9,694,892.20	1.95	613	80.51	8.166	88.69
25.01 - 30.00	84	17,187,966.04	3.45	614	79.83	8.226	85.75
30.01 - 35.00	154	35,841,602.45	7.20	604	80.39	8.134	91.36
35.01 - 40.00	281	72,750,549.02	14.62	609	81.10	8.191	94.21
40.01 - 45.00	360	93,767,223.66	18.84	617	82.16	8.300	94.05
45.01 - 50.00	746	212,058,691.88	42.60	615	82.33	8.136	95.89
50.01 - 55.00	186	46,508,804.90	9.34	588	74.31	7.827	95.62
55.01 - 60.00	6	1,596,704.67	0.32	593	77.57	8.480	100.00
Total:	1,896	$497,741,342.57	100.00%	611	81.07%	8.159%	94.25%

Minimum: 3.07
Max DTI: 58.88
wa DTI: 43.15

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Credit Suisse
11 Madison Avenue
New York, New York 10010
www.credit-suisse.com
Apr 18, 2006 15:26

The depositor has filed a registration statement (including aprospectus) with the SEC for the offering to which this free writingprospectus relates. Before you invest, you should read the prospectus inthat registration statement and other documents the depositor has filedwith the SEC for more complete information about the depositor and thisoffering. You may get these documents for free by visiting EDGAR on theSEC Web site at www.sec.gov. Alternatively, the depositor, anyunderwriter or any dealer participating in the offering will arrange tosend you the prospectus if you request it by calling toll-free1-800-221-1037.This free writing prospectus is not required to contain all informationthat is required to be included in the base prospectus and theprospectus supplement. The information in this free writing prospectusis preliminary and is subject to completion or change. The informationin this free writing prospectus, if conveyed prior to the time of yourcommitment to purchase, supersedes information contained in any priorsimilar free writing prospectus relating to these securities.This free writing prospectus is being delivered to you solely to provideyou with information about the offering of the mortgage-backedsecurities referred to in this free writing prospectus and to solicit anindication of your interest in purchasing such securities, when, as andif issued. Any such indication of interest will not constitute acontractual commitment by you to purchase any of the securities. Youmay withdraw your indication of interest at any time.The information in this free writing prospectus may be based onpreliminary assumptions about the pool assets and the structure. Anysuch assumptions are subject to change. The information in this free writing prospectus may reflect parameters,metrics or scenarios specifically requested by you. If so, prior to thetime of your commitment to purchase, you should request updatedinformation based on any parameters, metrics or scenarios specificallyrequired by you. Neither the issuer of the securities nor any of its affiliates prepared,provided, approved or verified any statistical or numerical informationpresented in this free writing prospectus, although that information maybe based in part on loan level data provided by the issuer or itsaffiliates.